UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On May 14, 2019, FTE Networks, Inc. (“FTE”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) obtained and entered into a Consent and Waiver No. 7 (the “Seventh Consent and Waiver”) to that certain Forbearance Agreement dated March 30, 2019 (the “Forbearance Agreement”) (as amended) to that certain credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE, Benchmark Builders, Inc., a New York corporation and subsidiary of FTE (“Benchmark”), certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) dated October 28, 2015 (as amended, the “Credit Agreement”).

Pursuant to the Seventh Consent and Waiver, the Lenders have agreed to extend the Forbearance Period, as defined in the Forbearance Agreement, through and including May 28, 2019.

In connection with the Seventh Consent and Waiver, on May 14, 2019, Brian McMahon and Fred Sacramone each entered into a fourth amendment to their respective Series A convertible promissory notes dated April 20, 2017 (the “Series A Notes”), as amended, to extend the maturity date on the Series A Notes to May 28, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2019, Michael Palleschi notified the Company of his resignation from the Company’s Board of Directors (the “Board”) and as the Company’s Chief Executive Officer, effective May 10, 2019.

On May 13, 2019, the Board accepted his resignation from the Board without compensation and without a release and terminated Mr. Palleschi’s employment as the Company’s Chief Executive Officer. Mr. Sirotka will continue to serve as the Company’s interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Anthony Sirotka
Anthony Sirotka
Interim Chief Executive Officer

Date: May 17, 2019